                                                                   EXHIBIT 99.04

         CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

   We hereby consent to the use of our opinion letter dated February 4, 2001 to the Board of Directors of Tosco Corporation included as Appendix C to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Ping Acquisition Corp., a wholly owned subsidiary of Phillips Petroleum Company, with and into Tosco Corporation and to the references to such opinion therein in the sections entitled "Summary--Opinions of Financial Advisors," "The Merger--Recommendation of the Tosco Board of Directors; Tosco's Reason for the Merger," and "The Merger-- Opinion of Tosco's Financial Advisor." In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Merrill Lynch, Pierce, Fenner & Smith
                                               Incorporated

                                  /s/ Merrill Lynch, Pierce, Fenner & Smith

February 20, 2001

                                       2